                                                                    EXHIBIT 99.2

                              JOINT FILER INFORMATION

         Item                                    Information

Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC

Address:                                375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring                 January 29, 2018
Statement (Month/Day/Year):

Issuer Name and Ticker or               Nuveen California Quality Municipal
Trading Symbol:                         Income Fund (NAC)

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                        By:  /s/ Adam Joseph
                                            ------------------------------------
                                            Name: Adam Joseph
                                            Title: President
                                            Date: January 31 , 2018